Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2021 RESULTS

Portfolio RevPAR Acceleration Continues;

New Highs Attained Since Onset of Pandemic As Adjusted EBITDAre Increases to $34.0 Million

Strategic 27-Hotel Portfolio Acquisition Announced Subsequent to Quarter End

Austin, Texas, November 3, 2021 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and nine months ended September 30, 2021.

“We were pleased with the continued improvement in operating fundamentals during the third quarter which drove portfolio wide occupancy to nearly 70% and RevPAR to nearly $100, more than a 25% increase over the second quarter. While demand predictably slowed as the summer travel season concluded, we began to see a reacceleration of demand in the latter part of the quarter driven increasingly by improving average daily rates which grew 19% from the second quarter to the third quarter. These improving trends have continued through October, which posted our strongest month since the onset of the pandemic with $106 RevPAR,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Overall, we remain excited about the future of our business highlighted by our existing portfolio of high-quality hotels, efficient and resilient operating model, strong liquidity profile, and announced plans for external growth early in this cycle positioning us very well to benefit from the continued recovery of lodging demand.”

Third Quarter 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $11.0 million, or $0.10 per diluted share, compared with a net loss of $38.3 million, or $0.37 per diluted share, in the same period of 2020.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 109.0% percent to $97.89 from the same period in 2020. Pro forma average daily rate (“ADR”) increased 37.1 percent to $142.54 compared to the same period in 2020, and pro forma occupancy increased 52.5 percent to 68.7 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 107.7% percent to $97.29 from the same period in 2020. Same-store ADR increased 36.6 percent to $142.03 compared to the same period in 2020, and same-store occupancy increased 52.1 percent to 68.5 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $38.8 million from $5.7 million in the same period in 2020. Pro forma hotel EBITDA margin expanded to 35.0 percent from 10.8 percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $34.0 million from $2.5 million in the same period of 2020.

•	Adjusted FFO: Adjusted FFO was $20.5 million, or $0.19 per diluted share, compared to ($10.8) million, or ($0.10) per diluted share, in the same period of 2020.

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The Company’s results for the three and nine months ended September 30, 2021, and 2020 are as follows (in thousands, except per share amounts):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2021		2020	2021		2020

	(unaudited)
Net loss attributable to common stockholders	$(10,964)		$(38,256)	$(68,439)		$(111,413)
Net loss per diluted share	$(0.10)		$(0.37)	$(0.66)		$(1.07)
Total revenues	$110,686		$52,412	$255,064		$186,233
EBITDAre (1)	$37,523		$2,258	$60,013		$12,329
Adjusted EBITDAre (1)	$34,024		$2,539	$61,982		$16,498
FFO (1)	$16,841		$(12,642)	$9,160		$(33,647)
Adjusted FFO (1)	$20,484		$(10,806)	$21,981		$(23,459)
FFO per diluted share and unit (1)	$0.16		$(0.12)	$0.09		$(0.32)
Adjusted FFO per diluted share and unit (1)	$0.19		$(0.10)	$0.21		$(0.22)

Pro Forma (2)
RevPAR	$97.89		$46.83	$76.51		$55.31
RevPAR Growth	109.0%			38.3%
Hotel EBITDA	$38,764		$5,663	$72,515		$25,379
Hotel EBITDA margin	35.0%		10.8%	28.2%		13.6%
Hotel EBITDA margin growth	2,418	bps		1,454	bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 73 hotels owned as of September 30, 2021, as if each hotel had been owned by the Company since January 1, 2020 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2020, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Monthly Operating Data (1)

Pro Forma 73 Hotels - 2021	Q1	Q2	Jul	Aug	Sep	Q3	YTD
Occupancy	50.6%	64.9%	72.2%	66.4%	67.4%	68.7%	61.5%
ADR	$104.99	$120.14	$141.66	$141.30	$144.77	$142.54	$124.46
RevPAR	$53.13	$78.03	$102.21	$93.88	$97.56	$97.89	$76.51

2020 Variance
Occupancy change vs 2020	-17.5%	167.6%	73.8%	43.0%	42.7%	52.5%	41.1%
ADR change vs 2020	-32.9%	25.7%	38.3%	33.4%	39.9%	37.1%	-2.0%
RevPAR change vs 2020	-44.7%	236.4%	140.4%	90.8%	99.7%	109.0%	38.3%

2019 Variance
Occupancy change vs 2019	-34.1%	-21.0%	-11.0%	-19.0%	-14.8%	-14.9%	-23.1%
ADR change vs 2019	-37.2%	-27.7%	-11.0%	-8.7%	-11.5%	-10.4%	-24.2%
RevPAR change vs 2019	-58.6%	-42.9%	-20.8%	-26.0%	-24.6%	-23.8%	-41.7%

Pro Forma 73 Hotels - 2020	Q1	Q2	Jul	Aug	Sep	Q3	YTD
Occupancy	61.4%	24.3%	41.5%	46.5%	47.2%	45.0%	43.6%
ADR	$156.44	$95.57	$102.40	$105.91	$103.46	$103.98	$126.97
RevPAR	$95.99	$23.20	$42.52	$49.20	$48.84	$46.83	$55.31

Pro Forma 73 Hotels - 2019	Q1	Q2	Jul	Aug	Sep	Q3	YTD
Occupancy	76.8%	82.3%	81.0%	82.0%	79.1%	80.7%	79.9%
ADR	$167.27	$166.14	$159.25	$154.70	$163.55	$159.07	$164.09
RevPAR	$128.48	$136.65	$129.06	$126.88	$129.33	$128.41	$131.18

(1)	Unaudited pro forma information includes operating results for 73 hotels owned as of September 30, 2021, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

Year-to-Date 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $68.4 million, or $0.66 per diluted share, compared with a net loss of $111.4 million, or $1.07 per diluted share, in the same period of 2020.

•	Pro forma RevPAR: Pro forma RevPAR increased 38.3% percent to $76.51 from the same period in 2020. Pro forma ADR decreased 2.0 percent to $124.46 compared to the same period in 2020, and pro forma occupancy increased 41.1 percent to 61.5 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 37.4% percent to $76.02 from the same period in 2020. Same-store ADR decreased 2.3 percent to $124.02 compared to the same period in 2020, and same-store occupancy increased 40.7 percent to 61.3 percent.

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•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $72.5 million from $25.4 million in the same period in 2020. Pro forma hotel EBITDA margin expanded to 28.2 percent from 13.6 percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $62.0 million from $16.5 million in the same period of 2020.

•	Adjusted FFO: Adjusted FFO was $22.0 million, or $0.21 per diluted share, compared to ($23.5) million, or ($0.22) per diluted share, in the same period of 2020.

Transaction to Acquire 27-Hotel Portfolio Announced

In a separate press release, the Company today announced that it has entered into a definitive contribution agreement with NewcrestImage to acquire a 27-hotel portfolio totaling 3,709 guestrooms, two parking structures and various economic incentives through its existing joint venture with GIC for total consideration of $822 million.  The total consideration for the transaction is comprised of $776.5 million, or $209,000 per key, for the 27-hotel portfolio, $24.8 million for the two parking structures and $20.7 million for the incentives. The hotel portfolio is comprised of 27 high-quality, well-located assets that are highly complementary to our existing portfolio and significantly expands our presence in high-growth Sun Belt markets.

The transaction is expected to be funded with a combination of cash, debt, common equity and preferred equity.  The Company expects to fund its 51% equity contribution through the issuance of 15.865 million common operating partnership units valued at $160 million based on the 10-day VWAP of $10.0853 per unit as of November 2, 2021, and $50 million of preferred operating partnership units with an annual coupon of 5.25%.  The joint venture has secured a $410 million financing commitment from Bank of America and Wells Fargo Bank and GIC’s estimated equity contribution of $208 million will be funded in cash. The transaction has been structured to preserve nearly all of our $450 million of existing liquidity and is expected to be immediately accretive to earnings, leverage neutral to our balance sheet and preserve ample investment capacity to continue to grow our portfolio.

For additional information and transaction highlights regarding the announcement, please see the press release and investor presentation dated November 3, 2021, on the Company’s website @ www.shpreit.com.

Acquisition of Residence Inn Steamboat Springs Completed

On July 9, 2021, the Company completed the acquisition of the 110-guestroom Residence Inn by Marriott Steamboat Springs for $33.0 million through its joint venture with GIC. The Company funded its 51% interest in the joint venture acquisition using approximately $17 million of cash on-hand. Since closing on the acquisition, the hotel has performed exceptionally well, generating occupancy and RevPAR of nearly 87% and $160, respectively, and hotel EBITDA margin of 49% for the third quarter. This resulted in an annualized net operating income yield of 9.0% in less than three months of ownership despite the hotel having been open for less than one year.

Capital Markets & Balance Sheet

On August 12, 2021, the Company completed an offering of 4,000,000 shares of 5.875% Series F Cumulative Redeemable Preferred Stock for gross proceeds of $100 million. Net proceeds from the transaction were used to redeem all 3,000,000 shares of its 6.45% Series D Cumulative Redeemable Preferred Stock on September 4, 2021, while the remainder was used to partially repay the Company’s existing term loan maturing in 2022 by $22 million.

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On September 30, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $998.7 million with a weighted average interest rate of 3.39 percent.

•	After giving effect to interest rate derivative agreements, $792.5 million, or 79 percent, of our pro rata outstanding debt had fixed interest rates, and $206.2 million, or 21 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $53.1 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $443.1 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

On October 20, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $998.4 million with a weighted average interest rate of 3.39 percent.

•	After giving effect to interest rate derivative agreements, $792.2 million, or 79 percent, of our pro rata outstanding debt had fixed interest rates, and $206.2 million, or 21 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $56.9 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $446.9 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Capital Improvements

The Company invested $4.2 million and $10.7 million in capital improvements during the three and nine months ended September 30, 2021, respectively, and plans to invest a total of $15.0 million to $20.0 million for the full year of 2021.

Dividends

On October 29, 2021, the Company declared a quarterly cash preferred dividend of $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock and $0.440625 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock. The preferred dividends are payable on November 30, 2021, to holders of record as of November 16, 2021.

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Third Quarter 2021 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, November 4, 2021, at 9:00 AM ET. To participate in the conference call, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET). The conference identification code for the call is 6195606. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, November 11, 2021, by dialing 855-859-2056, conference identification code 6195606. A replay will also be available in the Investor Relations section of the Company’s website until January 31, 2022.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of November  3, 2021, the Company’s portfolio consisted of 73 hotels, 61 of which are wholly owned, with a total of 11,398 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,078,014	$2,105,946
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	59,650	20,719
Restricted cash	25,521	18,177
Investment in real estate loans, net	26,369	23,689
Right-of-use assets, net	27,290	28,420
Trade receivables, net	14,209	11,775
Prepaid expenses and other	7,308	9,763
Deferred charges, net	4,249	4,429
Other assets	3,785	8,176
Total assets	$2,248,320	$2,233,019
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,056,667	$1,094,745
Lease liabilities, net	17,527	18,438
Accounts payable	4,330	2,674
Accrued expenses and other	70,289	65,099
Total liabilities	1,148,813	1,180,956

Total stockholders' equity	954,305	988,742
Non-controlling interests in operating partnership	828	1,111
Non-controlling interests in joint venture	144,374	62,210
Total equity	1,099,507	1,052,063
Total liabilities and equity	$2,248,320	$2,233,019

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Room	$102,521	$48,636	$235,761	$171,067
Food and beverage	2,097	628	4,656	5,760
Other	6,068	3,148	14,647	9,406
Total revenues	110,686	52,412	255,064	186,233
Expenses:
Room	22,186	11,352	52,320	42,340
Food and beverage	1,476	520	3,000	4,890
Other hotel operating expenses	34,713	22,535	88,672	74,406
Property taxes, insurance and other	10,679	11,007	32,573	34,171
Management fees	2,888	1,335	6,757	5,051
Depreciation and amortization	25,893	27,503	79,776	82,147
Corporate general and administrative	6,099	4,652	18,283	14,635
Transaction costs	-	-	3,849	-
(Reversal of) provision for credit losses	(2,632)	-	(2,632)	2,530
Loss on impairment and write-off of assets	4,361	-	4,361	782
Total expenses	105,663	78,904	286,959	260,952
Gain on disposal of assets, net	-	211	81	176
Operating income (loss)	5,023	(26,281)	(31,814)	(74,543)
Other income (expense):
Interest expense	(10,817)	(10,904)	(32,567)	(32,665)
Other income, net	2,250	1,278	7,777	4,260
Total other income (expense)	(8,567)	(9,626)	(24,790)	(28,405)
Loss from continuing operations before income taxes	(3,544)	(35,907)	(56,604)	(102,948)
Income tax (expense) benefit	(695)	132	(1,075)	(1,589)
Net loss	(4,239)	(35,775)	(57,679)	(104,537)
Less - Loss (income) attributable to non-controlling interests:
Operating Partnership	10	70	98	203
Joint venture	(275)	1,159	3,020	4,049
Net loss attributable to Summit Hotel Properties, Inc.	(4,504)	(34,546)	(54,561)	(100,285)
Preferred dividends	(3,750)	(3,710)	(11,168)	(11,128)
Premium on redemption of preferred stock	(2,710)	-	(2,710)	-
Net loss attributable to common stockholders	$(10,964)	$(38,256)	$(68,439)	$(111,413)
Loss per share:
Basic and diluted	$(0.10)	$(0.37)	$(0.66)	$(1.07)
Weighted average common shares outstanding:
Basic and diluted	104,548	104,200	104,441	104,117

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(4,239)	$(35,775)	$(57,679)	$(104,537)
Preferred dividends	(3,750)	(3,710)	(11,168)	(11,128)
Premium on redemption of preferred stock	(2,710)	-	(2,710)	-
(Income) loss related to non-controlling interests in joint venture	(275)	1,159	3,020	4,049
Net loss applicable to common shares and common units	$(10,974)	$(38,326)	$(68,537)	$(111,616)
Real estate-related depreciation (1)	25,773	27,388	79,421	81,802
Loss on impairment and write-off of assets	4,361	-	4,361	782
Gain on disposal of assets, net	-	(211)	(81)	(176)
Adjustments from non-controlling interest in joint venture	(2,319)	(1,493)	(6,004)	(4,439)
FFO applicable to common shares and common units	$16,841	$(12,642)	$9,160	$(33,647)
(Reversal of) provision for credit losses	(2,632)	-	(2,632)	2,530
Amortization of lease-related intangible assets, net	22	22	65	65
Amortization of deferred financing costs	1,115	643	3,239	1,655
Amortization of franchise fees (1)	120	115	355	345
Equity-based compensation	1,892	1,517	5,861	4,958
Transaction costs	-	-	3,849	-
Debt transaction costs	17	65	160	336
Premium on redemption of preferred stock	2,710	-	2,710	-
Non-cash interest income (2)	(262)	(757)	(779)	(2,297)
Non-cash lease expense, net	131	101	388	275
Casualty losses, net	627	117	781	407
Increase in deferred tax asset valuation allowance	-	-	-	2,058
Adjustments from non-controlling interest in joint venture	(97)	(78)	(1,176)	(235)
Severance payments	-	91	-	91
AFFO applicable to common shares and common units	$20,484	$(10,806)	$21,981	$(23,459)
FFO per common share / common unit	$0.16	$(0.12)	$0.09	$(0.32)
AFFO per common share / common unit	$0.19	$(0.10)	$0.21	$(0.22)
Weighted average diluted common shares / common units for FFO / AFFO (3)	105,265	104,375	105,282	104,302

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of weighted average diluted common shares for FFO / AFFO:
Weighted average dilutive common shares outstanding	104,548	104,200	104,441	104,117
Dilutive effect of restricted stock awards	425	48	410	33
Dilutive effect of shares issuable upon conversion of convertible debt	23,978	-	23,012	-
Adjusted weighted dilutive common shares outstanding	128,951	104,248	127,863	104,150

Non-GAAP adjustment for dilutive effects of common units	133	175	151	185
Non-GAAP adjustment for dilutive effects of restricted stock awards	159	(48)	280	(33)
Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	-	(23,012)	-
Non-GAAP weighted dilutive common shares / common units outstanding	105,265	104,375	105,282	104,302

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(4,239)	$(35,775)	$(57,679)	$(104,537)
Depreciation and amortization	25,893	27,503	79,776	82,147
Interest expense	10,817	10,904	32,567	32,665
Interest income	(4)	(31)	(6)	(141)
Income tax expense (benefit)	695	(132)	1,075	1,589
EBITDA	$33,162	$2,469	$55,733	$11,723
Loss on impairment and write-off of assets	4,361	-	4,361	782
Gain on disposal of assets, net	-	(211)	(81)	(176)
EBITDAre	$37,523	$2,258	$60,013	$12,329
(Reversal of) provision for credit losses	(2,632)	-	(2,632)	2,530
Amortization of lease-related intangible assets, net	22	22	65	65
Equity-based compensation	1,892	1,517	5,861	4,958
Transaction costs	-	-	3,849	-
Debt transaction costs	17	65	160	336
Non-cash interest income (1)	(262)	(757)	(779)	(2,297)
Non-cash lease expense, net	131	101	388	275
Casualty losses, net	627	117	781	407
(Income) loss from non-controlling interest in joint venture	(275)	1,159	3,020	4,049
Adjustments from non-controlling interest in joint venture	(3,019)	(2,034)	(8,744)	(6,245)
Severance payments	-	91	-	91
Adjusted EBITDAre	$34,024	$2,539	$61,982	$16,498

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Pro Forma Operating Data (1) (2)	2021	2020	2021	2020
Pro forma room revenue	$102,645	$48,636	$238,074	$171,067
Pro forma other hotel operations revenue	8,170	3,777	19,403	15,166
Pro forma total revenues	110,815	52,413	257,477	186,233
Pro forma total hotel operating expenses	72,051	46,750	184,962	160,854
Pro forma hotel EBITDA	$38,764	$5,663	$72,515	$25,379
Pro forma hotel EBITDA Margin	35.0%	10.8%	28.2%	13.6%
Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures
Revenue:
Total revenues	$110,686	$52,412	$255,064	$186,233
Total revenues - acquisitions (1)	129	-	2,413	-
Total revenues - dispositions (2)	-	1	-	-
Pro forma total revenues	110,815	52,413	257,477	186,233

Hotel Operating Expenses:
Total hotel operating expenses	71,942	46,749	183,322	160,858
Hotel operating expenses - acquisitions (1)	109	-	1,641	-
Hotel operating expenses - dispositions (2)	-	1	(1)	(4)
Pro forma hotel operating expenses	72,051	46,750	184,962	160,854

Hotel EBITDA:
Operating income (loss)	5,023	(26,281)	(31,814)	(74,543)
Gain on disposal of assets, net	-	(211)	(81)	(176)
Loss on impairment and write-off of assets	4,361	-	4,361	782
(Reversal of) provision for credit losses	(2,632)	-	(2,632)	2,530
Transaction costs	-	-	3,849	-
Corporate general and administrative	6,099	4,652	18,283	14,635
Depreciation and amortization	25,893	27,503	79,776	82,147
Hotel EBITDA	38,744	5,663	71,742	25,375
Hotel EBITDA - acquisitions (1)	(743)	-	(743)	-
Hotel EBITDA - dispositions (2)	-	-	1	4
Same store hotel EBITDA	$38,001	$5,663	$71,000	$25,379
Hotel EBITDA - acquisitions (3)	763	-	1,515	-
Pro forma hotel EBITDA	$38,764	$5,663	$72,515	$25,379

(1)	For any hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2020, and September 30, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2020 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 73 hotels owned as of September 30, 2021, as if all such hotels had been owned by the Company since January 1, 2020. For hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020, to September 30, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

 Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2020	2021			Trailing Twelve
Pro Forma Operating Data (1) (2)	Q4	Q1	Q2	Q3	Months Ended Sept 30, 2021
Pro forma room revenue	$44,705	$54,498	$80,931	$102,645	$282,779
Pro forma other hotel operations revenue	3,811	4,672	6,561	8,170	23,214
Pro forma total revenues	48,516	59,170	87,492	110,815	305,993
Pro forma total hotel operating expenses	45,981	50,981	61,930	72,051	230,943
Pro forma hotel EBITDA	$2,535	$8,189	$25,562	$38,764	$75,050
Pro forma hotel EBITDA Margin	5.2%	13.8%	29.2%	35.0%	24.5%

Pro Forma Statistics (1) (2)
Rooms sold	444,682	519,096	673,663	720,127	2,357,568
Rooms available	1,041,686	1,025,820	1,037,218	1,048,616	4,153,340
Occupancy	42.7%	50.6%	64.9%	68.7%	56.8%
ADR	$100.53	$104.99	$120.14	$142.54	$119.95
RevPAR	$42.92	$53.13	$78.03	$97.89	$68.08

Actual Statistics
Rooms sold	443,166	511,365	666,345	719,341	2,340,217
Rooms available	1,038,496	1,015,920	1,027,208	1,047,736	4,129,360
Occupancy	42.7%	50.3%	64.9%	68.7%	56.7%
ADR	$100.27	$104.12	$120.05	$142.52	$119.73
RevPAR	$42.79	$52.41	$77.88	$97.85	$67.86

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$48,230	$57,854	$86,524	$110,686	$303,294
Total revenues from acquisitions (1)	286	1,316	968	129	2,699
Total revenues from dispositions (2)	-	-	-	-	-
Pro forma total revenues	48,516	59,170	87,492	110,815	305,993

Hotel Operating Expenses:
Total hotel operating expenses	45,815	50,139	61,241	71,942	229,137
Total hotel operating expenses from acquisitions (1)	164	843	689	109	1,805
Total hotel operating expenses from dispositions (2)	2	(1)	-	-	1
Pro forma total hotel operating expenses	45,981	50,981	61,930	72,051	230,943

Hotel EBITDA:
Operating (loss) income	(34,867)	(25,210)	(11,627)	5,023	(66,681)
Loss (gain) on disposal of assets, net	192	(50)	(31)	-	111
Loss on impairment and write-off of assets	977	-	-	4,361	5,338
(Reversal of) provision for credit losses	2,291	-	-	(2,632)	(341)
Transaction costs	-	-	3,849	-	3,849
Corporate general and administrative	6,350	5,678	6,506	6,099	24,633
Depreciation and amortization	27,472	27,297	26,586	25,893	107,248
Hotel EBITDA	2,415	7,715	25,283	38,744	74,157
Hotel EBITDA from acquisitions (1)	-	-	-	(743)	(743)
Hotel EBITDA from dispositions(2)	(2)	1	-	-	(1)
Same store hotel EBITDA	$2,413	$7,716	$25,283	$38,001	$73,413
Hotel EBITDA from acquisitions (3)	122	473	279	763	1,637
Pro forma hotel EBITDA	$2,535	$8,189	$25,562	$38,764	$75,050

(1)	For any hotels acquired by the Company after October 1, 2020 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between October 1, 2020, and September 30, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on October 1, 2020 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 73 hotels owned as of September 30, 2021, as if all such hotels had been owned by the Company since October 1, 2020. For hotels acquired by the Company after October 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2020, to September 30, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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